United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2013

UNIVEST CORPORATION OF PENNSYLVANIA

(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Souderton, Pennsylvania 18964

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code (215) 721-2400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02 Results of Operations and Financial Condition.

On October 23, 2013, Univest Corporation of Pennsylvania (the “Corporation”), parent company of Univest Bank and Trust Co., issued a press release reporting 2013 third quarter earnings. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.

On October 23, 2013, the Corporation issued a press release announcing its Board of Directors has authorized a new share repurchase plan under which the Corporation may repurchase up to 800,000 shares of common stock, or approximately 5% of the shares outstanding at September 30, 2013. The Corporation’s new share repurchase plan was put into place as a result of the 2007 Board approved share repurchase program being substantially completed at September 30, 2013. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.2

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit No.	Description of Document

99.1	Press release issued by Univest Corporation of Pennsylvania on October 23, 2013 - Third Quarter 2013 Earnings

99.2	Press release issued by Univest Corporation of Pennsylvania on October 23, 2013 - New Share Repurchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Michael S. Keim
Name:	Michael S. Keim
Title:	Executive Vice President, Chief Financial Officer

October 23, 2013

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release issued by Univest Corporation of Pennsylvania on October 23, 2013 – Third Quarter 2013 Earnings

99.2	Press release issued by Univest Corporation of Pennsylvania on October 23, 2013 – New Share Repurchase Plan